UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2022

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

(213) 642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 25, 2022, the U.S. Food and Drug Administration (“FDA”) notified NovAccess Global Inc. (“NovAccess” or the “company”) that the FDA had approved the company’s application for orphan drug designation for TLR-AD1, a vaccine immunotherapy for the treatment of aggressive brain cancers, including glioblastoma and other high-grade gliomas. The FDA’s Office of Orphan Products Development grants orphan designation status to investigational drugs and therapies addressing rare medical diseases or conditions that affect fewer than 200,000 people in the United States. Orphan drug designation provides benefits to drug developers which may include assistance in the drug development process, financial incentives to support clinical development, tax credits for clinical costs, exemptions from certain FDA fees and the potential for seven years of post-approval marketing exclusivity.

On October 26, 2022, NovAccess issued a press release announcing the FDA’s approval of the company’s application for orphan drug designation for TLR-AD1. The press release provides additional information regarding the orphan drug designation and is filed as Exhibit 20.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 20.1 NovAccess Global Inc. press release dated October 26, 2022 announcing the FDA’s approval of the company’s application for orphan drug designation for TLR-AD1

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: October 28, 2022	/s/ Dwain K. Morris-Irvin
By: Dwain K. Morris-Irvin, Chief Executive Officer